UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 27, 2016

HERSHA HOSPITALITY TRUST

(Exact name of registrant as specified in its charter)

Maryland	001-14765	251811499
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

44 Hersha Drive

Harrisburg, Pennsylvania 17102

(Address and zip code of

principal executive offices)

Registrant’s telephone number, including area code: (717) 236-4400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.Submission of Matters to a Vote of Security Holders.

On May 27, 2016, the Company held its 2016 annual meeting of shareholders (the “Annual Meeting”). There were 42,503,339 common shares of the Company represented in person or by proxy at the meeting, constituting approximately 95.8% of outstanding common shares on March 31, 2016, the record date for the Annual Meeting. The matters voted upon at the Annual Meeting and the final results of such voting are set forth below:

Proposal 1: Election of Four Class I Trustees to the Company’s Board of Trustees

	For	Against	Abstain	Broker Non-Votes
Jay H. Shah	39,164,232	415,236	15,108	2,907,258
Thomas J. Hutchison III	39,184,178	394,037	16,361	2,907,258
Donald J. Landry	39,069,346	508,819	16,411	2,907,258
Michael A. Leven	39,080,141	498,074	16,361	2,907,258

All trustee nominees were duly elected.  Each of the individuals named in the table above will serve as Class I trustees until the 2018 annual meeting of shareholders and until his or her successor is duly elected and qualified.

Proposal 2: Advisory Vote on Executive Compensation

For	Against	Abstain	Broker Non-Votes
38,890,975	253,008	450,593	2,907,258

The proposal was approved on an advisory basis.

Proposal 3: Ratification of the Appointment of KPMG LLP as the Company’s Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2016

●
For	Against	Abstain	Broker Non-Votes
42,318,457	157,189	26,188	N/A

The appointment was ratified.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HERSHA HOSPITALITY TRUST

Date: May 31, 2016	By:	/s/ Ashish R. Parikh
Ashish R. Parikh
Chief Financial Officer

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